UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 6, 2007
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 6, 2007 First Place Financial Corp. (First Place) issued a press release with Hicksville Building, Loan and Savings Bank, doing business as “HBLS Bank” (HBLS Bank), announcing that they have reached a definitive agreement for First Place to acquire HBLS Bank of Hicksville, Ohio. Under the terms of the definitive agreement, First Place will acquire, upon the conversion of HBLS Bank from an Ohio-chartered mutual savings bank to a federally chartered stock savings association, all of the capital stock of HBLS Bank pursuant to a Voluntary Supervisory Conversion under the U.S. Office of Thrift Supervision rules and regulations. As consideration for receipt of the HBLS Bank capital stock, First Place has agreed to assume the liabilities of HBLS Bank and to recapitalize the institution upon the closing of the transaction. The transaction is subject to regulatory approval, satisfaction of customary closing conditions and is expected to close during the fourth quarter of 2007. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Joint press release dated September 6, 2007 issued by First Place Financial Corp. and HBLS Bank announcing that they have reached a definitive agreement for First Place to acquire HBLS Bank.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.
Date: September 6, 2007	By:	Paul S. Musgrove

Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Joint press release dated September 6, 2007 issued by First Place Financial Corp. and HBLS Bank announcing that they have reached a definitive agreement for First Place to acquire HBLS Bank.